EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER,

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 302

OF THE SARBANES –OXLEY ACT OF 2002

I, Dr. Roger Crystal, Chief Executive Officer of Lightlake Therapeutics Inc., certify that:

1.   I have reviewed this Quarterly Report on Form 10-Q/A of Lightlake Therapeutics Inc.; and

2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 19, 2015

By:	/s/ Dr. Roger Crystal
Dr. Roger Crystal
Chief Executive Officer
(Principal Executive Officer)